Exhibit 99.1

NEWS RELEASE	CONTACT:	Brad Forsyth
Chief Financial Officer
(415) 408-4700

Willis Lease Finance Earns $4.3 Million or $0.53 Per Share in 1Q14

NOVATO, CA — May 5, 2014 — Willis Lease Finance Corporation (NASDAQ: WLFC), the premier independent jet engine lessor in the commercial finance sector, today reported first quarter 2014 net income was $4.3 million, or $0.53 per diluted share, compared to $1.6 million, or $0.19 per diluted share, in the first quarter of 2013, and $6.6 million, or $0.81 per diluted share, in the fourth quarter of 2013.

“Our year is off to a good start, with first quarter profits more than double the earnings we generated in the first quarter a year ago,” said Charles F. Willis, Chairman and CEO. “All of our revenue categories exhibited sizable increases in the quarter except for gain on sale. We reported an impressive increase in our first quarter lease rent revenue, which is up nearly 10% year over year. Together with growth in the lease portfolio, improved utilization was a significant contributor to this healthy increase, reaching a three year high of 89% in January 2014.  Since the middle of last year we were able to generate consecutive increases in utilization in six out of eight months.”

“While the first quarter results are very encouraging, we continue to be faced with the usual challenges including, among other things, dealing with heavy competition from existing and new participants in the engine leasing space, maintaining utilization at acceptable levels and deciding the best way to invest our available capital,” said Willis.

First Quarter 2014 Highlights (at or for the three-month periods ended March 31, 2014, compared to March 31, 2013, and December 31, 2013):

•                  Tangible book value per share increased 10.9% to $25.75 at March 31, 2014 compared to $23.21 a year ago.

•                  Lease rent revenues increased 9.9% year-over-year, reflecting higher average portfolio utilization and an increase in the average size of the lease portfolio.

•                  Total revenues increased 21.8% to $43.0 million in 1Q14 from $35.3 million in 1Q13 with increases recorded in all revenue line items except Gain on Sale.

•                  Average utilization in the current quarter was 87% compared to 84% in the first quarter of 2013.

•                  Utilization was 84% at quarter end, compared to 86% at the end of 2013 and 82% a year ago.

•                  Liquidity under the revolving credit facility was $101 million at quarter end, up from $83 million a year ago.

“With more than 240 engines in our portfolio or under our management, there is constant movement of assets transitioning on and off lease at any given time,” said Donald Nunemaker, President. “We had an unusually high number of leases terminate in March, which brought our quarter-end utilization down to 84% from a three year high of 89% reached in January 2014.  The increase in March lease terminations can be attributed to multiple causes including seasonality, natural expiration of certain long-term leases, as well as an unusually high number of short-term lease expirations. Our marketing and technical teams are working hard to place engines with our customers, and while we see solid demand across most engines types in the global markets today, it will likely take some time to move utilization back to the level reached in January of this year.”

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WLFC earns $0.53 EPS in 1Q14

May 5, 2014

Balance Sheet

At March 31, 2014, Willis Lease had 200 commercial aircraft engines, 5 aircraft parts packages and 4 aircraft and other engine-related equipment in its lease portfolio, with a net book value of $1.02 billion, compared to 193 commercial aircraft engines, 3 aircraft parts packages and 7 aircraft and other engine-related equipment in its lease portfolio, with a net book value of 1.02 billion, a year ago.  The Company’s funded debt-to-equity is 3.53 to 1 at quarter end, compared to 3.70 to 1 at December 31, 2013 and 3.75 to 1 a year ago.

About Willis Lease Finance

Willis Lease Finance Corporation leases large and regional spare commercial aircraft engines, APU’s and aircraft to airlines, aircraft engine manufacturers and maintenance, repair and overhaul providers in 110 countries. These leasing activities are integrated with engine and aircraft trading, engine lease pools supported by cutting edge technology, as well as various end-of-life solutions for aircraft, engines and aviation materials provided through its subsidiary, Willis Aeronautical Services, Inc.

Except for historical information, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties.  Do not unduly rely on forward-looking statements, which give only expectations about the future and are not guarantees.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them.  Our actual results may differ materially from the results discussed in forward-looking statements.  Factors that might cause such a difference include, but are not limited to: the effects on the airline industry and the global economy of events such as terrorist activity, changes in oil prices and other disruptions to the world markets; trends in the airline industry and our ability to capitalize on those trends, including growth rates of markets and other economic factors; risks associated with owning and leasing jet engines and aircraft; our ability to successfully negotiate equipment purchases, sales and leases, to collect outstanding amounts due and to control costs and expenses; changes in interest rates and availability of capital, both to us and our customers; our ability to continue to meet the changing customer demands; regulatory changes affecting airline operations, aircraft maintenance, accounting standards and taxes; the market value of engines and other assets in our portfolio; and risks detailed in the Company’s Annual Report on Form 10-K/A and other continuing reports filed with the Securities and Exchange Commission.

WLFC earns $0.53 EPS in 1Q14

May 5, 2014

Consolidated Statements of Income

(In thousands, except per share data, unaudited)

	Three Months Ended				% Change vs
	March 31, 2014	Dec 31, 2013	March 31, 2013	% Change vs Dec 31, 2013	March 31, 2013
REVENUE
Lease rent revenue	$26,900	$26,721	$24,487	0.7%	9.9%
Maintenance reserve revenue	14,030	16,786	9,229	(16.4)%	52.0%
Gain on sale of leased equipment	309	2,119	686	(85.4)%	(55.0)%
Other revenue	1,761	1,577	902	11.7%	95.2%
Total revenue	43,000	47,203	35,304	(8.9)%	21.8%

EXPENSES
Depreciation and amortization expense	15,710	15,164	13,610	3.6%	15.4%
Write-down of equipment	295	193	—	52.8%	100.0%
General and administrative	9,685	9,603	8,269	0.9%	17.1%
Technical expense	1,520	2,440	1,674	(37.7)%	(9.2)%
Net finance costs	9,359	9,735	9,227	(3.9)%	1.4%
Total expenses	36,569	37,135	32,780	(1.5)%	11.6%

Earnings from operations	6,431	10,068	2,524	(36.1)%	154.8%

Earnings from joint ventures	305	340	93	(10.3)%	228.0%

Income before income taxes	6,736	10,408	2,617	(35.3)%	157.4%
Income tax expense	2,405	3,855	1,007	(37.6)%	138.8%
Net income	$4,331	$6,553	$1,610	(33.9)%	169.0%

Basic earnings per common share	$0.55	$0.84	$0.20

Diluted earnings per common share	$0.53	$0.81	$0.19

Average common shares outstanding	7,914	7,846	8,033
Diluted average common shares outstanding	8,129	8,084	8,273

WLFC earns $0.53 EPS in 1Q14

May 5, 2014

Consolidated Balance Sheets

(In thousands, except share data, unaudited)

	March 31, 2014	Dec 31, 2013	March 31, 2013
ASSETS
Cash and cash equivalents	$15,631	$12,469	$1,357
Restricted cash	53,375	51,126	32,493
Equipment held for operating lease, less accumulated depreciation	1,022,462	1,033,022	1,019,295
Equipment held for sale	30,376	32,491	23,996
Operating lease related receivable, net of allowances	13,650	13,286	9,927
Inventory	3,257	3,280	—
Investments	23,790	23,485	28,070
Property, equipment & furnishings, less accumulated depreciation	4,920	4,950	5,492
Intangible assets, net	1,338	1,396	—
Equipment purchase deposits	1,969	1,369	1,369
Other assets	21,849	22,355	26,002
Total assets	$1,192,617	$1,199,229	$1,148,001

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$18,917	$16,283	$14,061
Liabilities under derivative instruments	—	—	1,218
Deferred income taxes	88,924	86,685	91,363
Notes payable	767,108	787,614	757,135
Maintenance reserves	79,751	77,335	66,992
Security deposits	16,318	15,158	9,805
Unearned lease revenue	4,042	3,549	5,634
Total liabilities	975,060	986,624	946,208

Shareholders’ equity:
Common stock ($0.01 par value)	84	84	87
Paid-in capital in excess of par	45,441	44,741	48,177
Retained earnings	171,786	167,455	154,521
Accumulated other comprehensive income (loss), net of tax	246	325	(992)
Total shareholders’ equity	217,557	212,605	201,793

Total liabilities and shareholders’ equity	$1,192,617	$1,199,229	$1,148,001

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Note:  Transmitted on GlobeNewswire on May 5, 2014, at 8:07 a.m. PDT.